29X Putnam Floating Rate Income Fund attachment
2/28/06 Annual

Because of the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:


72DD1 (000s omitted)

Class A	8,393
Class B	841
Class C	2,092

72DD2 (000s omitted)

Class M	836
Class R	15
Class Y	139

73A1

Class A	0.454428
Class B	0.393521
Class C	0.378321

73A2

Class M	0.439057
Class R	0.428971
Class Y	0.217355

74U1 (000s omitted)

Class A	26,352
Class B	2,561
Class C	7,649

74U2 (000s omitted)

Class M	1,491
Class R	23
Class Y	574

74V1

Class A	10.01
Class B	10.01
Class C	10.01

74V2

Class M	10.01
Class R	10.01
Class Y	10.01




Additional Information About Errors and Omissions Policy--Item
85B

While no claims with respect to the Registrant/Series were filed under such policy during the period, requests under such policy for reimbursement of legal expenses and costs arising out of claims of market timing activity in the Putnam Funds have been submitted by the investment manager of the Registrant/Series.